UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2017

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to 2016 Equity Incentive Plan

On September 7, 2017, the shareholders of AmpliPhi Biosciences Corporation (the “Company”) approved an amendment to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to, among other things, increase the aggregate number of shares of the Company’s common stock (“Common Stock”) authorized for issuance under the 2016 Plan by 800,000 shares.

The foregoing description of the 2016 Plan, as amended, does not purport to be complete, and is qualified in its entirety by reference to Exhibit 99.1 to this report, as well as the description of the 2016 Plan, as amended, included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 24, 2017.

Stock Option Grants

On September 7, 2017, the Company’s Board of Directors (the “Board”) approved the grant of stock options under the 2016 Plan to Dr. Paul Grint, the Company’s Chief Executive Officer, and Steve R. Martin, the Company’s Chief Financial Officer. Dr. Grint received (i) an option to purchase 190,076 shares of the Common Stock under the 2016 Plan, with 25% of such shares vesting on the one-year anniversary of the grant date and the balance vesting in equal monthly installments over the following 36 months, and (ii) an option to purchase 285,113 shares of Common Stock under the 2016 Plan, with 100% of such shares vesting on September 5, 2027, provided, however, that such shares are subject to earlier vesting upon the achievement of performance-based criteria to be agreed upon by Dr. Grint and the Board. Mr. Martin received an option to purchase 139,000 shares of Common Stock under the 2016 Plan, with 25% of such shares vesting on the one-year anniversary of the grant date and the balance vesting in equal monthly installments over the following 36 months. In accordance with the 2016 Plan, the foregoing stock options have an exercise price of $0.91 per share, which is equal to the closing price of the Common Stock as reported on NYSE American on September 7, 2017.

Each of the foregoing stock options are evidenced by a Stock Option Grant Notice and Option Agreement (collectively, the “Grant Documents”), which, together with the 2016 Plan, as amended, set forth the terms and conditions of the options. The form of Stock Option Grant Notice and Stock Option Grant Agreement are attached as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (No. 333-212183), filed with the SEC on June 22, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 7, 2017, the Company held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). On July 12, 2017, the record date for the Annual Meeting, 8,749,052 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by shareholders at the Annual Meeting is set forth below.

A total of 5,888,984 shares of Common Stock were present at the meeting in person or by proxy, which represents approximately 67.3% of the shares of Common Stock outstanding on the record date for the Annual Meeting.

Proposal 1. Election of Directors.

The Company’s shareholders elected Wendy S. Johnson and Vijay B. Samant as Class II Directors to serve until the Company’s 2020 Annual Meeting of Shareholders, in each case until their respective successors are duly elected and qualified. The final tabulation of voting results in the election was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Wendy S. Johnson	2,099,994	315,963	3,473,027
Vijay B. Samant	2,040,458	375,499	3,473,027

Proposal 2. Approval of the issuance by the Company of 523,210 shares of Common Stock to certain former holders of the Company’s Series B Convertible Preferred Stock, pursuant to the terms of that certain First Amendment to Common Stock Issuance Agreement, dated June 27, 2017, by and among the Company and such holders.

The Company’s shareholders approved Proposal 2. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,564,281	834,196	17,480	3,473,027

Proposal 3. Approval of an amendment to the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan to, among other things, increase the aggregate number of shares of Common Stock authorized for issuance under the plan by 800,000 shares.

The Company’s shareholders approved Proposal 3. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,836,986	566,823	12,148	3,473,027

Proposal 4. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s shareholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The final tabulation of voting results on this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,670,725	108,029	110,230	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	2016 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2017	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer